[redacted]

March 3, 2026

Mr. Steven M. Plumb
Chief Financial Officer
ALT5 Sigma Corporation
8548 Rozita Lee Avenue, Suite 305
Las Vegas, NV 89113

Re: ALT5 Sigma Corporation (the "Company")

Dear Mr. Plumb:

On January 7, 2026, Staff notified the Company that it did not comply with the annual meeting requirement for continued listing on The Nasdaq Capital Market set forth in Listing Rules 5620 (the "Rule"). Based on the Company's Form 8-K, filed on March 2, 2026, the Company's annual meeting of shareholders was held on February 27, 2026. Accordingly, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact me at [redacted]

Sincerely,

H. Jay Miller
Director
Nasdaq Listing Qualifications